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                                                               [Draft--01/26/96]

                                                                     EXHIBIT 1.1

                        LYONDELL PETROCHEMICAL COMPANY

                            Underwriting Agreement


                                                            New York, New York



Salomon Brothers Inc
  As Representative of the several Underwriters
Seven World Trade Center
New York, New York 10048

Dear Sirs:

          Lyondell Petrochemical Company, a Delaware corporation (the "Company"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representative") are acting as representative, the principal amount of its securities identified in Schedule I hereto (the "Securities"), to be issued under an indenture dated as of ___________, 1996 (the "Indenture"), between the Company and _______________, as
Trustee (the "Trustee").

          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

          (a) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3
(File No. 33-_____), including a basic prospectus, for registration under the
Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, and may have used a Preliminary Final Prospectus, each of which has previously been furnished to you. Such registration statement, as so amended, has become effective. The offering of the Securities is a Delayed Offering and, although the Basic Prospectus may not include all the information with respect to the Securities and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus includes all such information required by the Act
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                                                                               2


and the rules thereunder to be included therein as of the Effective Date. The Company will next file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the form of prospectus included in such registration statement relating to the Securities and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Securities and the offering thereof and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934 (the "Exchange Act") and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust
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                                                                               3

Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use in the Registration Statement or the Final Prospectus (or any supplement thereto).

          (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term the "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date. "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus. "Final Prospectus" shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be;
and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration
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                                                                               4

Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A "Delayed Offering" shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the securities so offered.

          2. Purchase of the Securities by the Underwriters. Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount or number of Securities set forth opposite such Underwriter's name in Schedule II hereto at the purchase price set forth in
Schedule I hereto.

          3. Delivery of and Payment for the Securities. Delivery of any payment for the Securities shall be made on the date and at the time specified in Schedule I hereto (or such later date not later than three business days after such specified date as the Representative shall designate), which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon order of the Company by wire transfer and payable in immediately available funds. Delivery of the Securities shall be made at such location as the Representative shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be registered in such names and in such denominations as the Representative may request not less than three full business days in advance of the Closing Date.
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          The Company agrees to have the Securities available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

          4. Covenants. The Company covenants and agrees with each Underwriter that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Company has furnished the Representative a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b),
(iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission at any time when a prospectus relating to the Securities is required to be delivered under the Act for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (v) of the issuance by the Commission at any time when a prospectus relating to the Securities is required to be delivered under the Act of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The
Company will use its best
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                                                                               6

efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if, at any time when a prospectus relating to the securities is required to be delivered under the Act, it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Final Prospectus to the Representative in such quantities as it may reasonably request.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Representative, without charge, copies of the Registration Statement (including exhibits thereto) and, as long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities, will arrange for the determination of the legality of the Securities for purchase
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by institutional investors and will pay the fee of the National Association of
Securities Dealers, Inc., in connection with its review, if any, of the offering.

          (f) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          (g) Whether or not this Agreement becomes effective or is terminated or the sale of the Securities to the Underwriters is consummated, the Company shall pay or cause to be paid (A) all expenses (including any associated taxes) incurred in connection with the authorization, issuance, sale and delivery to the several Underwriters of the Securities, (B) all fees and expenses (including, without limitation, fees and expenses of the Company's accountants and counsel, but excluding fees and expenses of counsel for the Underwriters) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Final Prospectus, the Basic Prospectus and any amendments or supplements of the foregoing, (C) all filing fees and reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the qualification of the Securities under state securities laws as provided in Section 4(e) hereof, (D) all fees payable to rating agencies in connection with the rating of the Securities, (E) the cost of preparing the Securities, (F) the costs and charges of the Trustee and any transfer agent or registrar, and (G) all other costs and expenses incident to the performance of its obligations
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hereunder for which provision is not otherwise made in this Section.  It is understood, however, that, except as provided in this Section and Section 6 hereof, the Underwriters shall pay all their own costs and expenses, including the fees of their counsel, transfer taxes due upon resale of any of the Securities by them and any advertising expenses incurred in connection with any offers they may make. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company shall reimburse the several Underwriters upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

          (h) The Company also agrees to comply with such other covenants as may be set forth on Schedule I hereto.

          5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the Execution Time and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Final Prospectus, and any supplement thereto, shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; all post-effective amendments to the Registration Statement shall have become effective, all filings required by Rule 424 shall have been made and no such filings shall have been made without the consent of the Underwriters; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus as amended or supplemented or otherwise) shall
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                                                                               9

have been disclosed to the Underwriters and complied with to the Underwriters' satisfaction.

          (b) On or prior to the Closing Date, you shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, addressed to the Underwriters, with respect to the form of Registration Statement and Final Prospectus as amended or supplemented (other than financial statements and other financial data), the validity of the Securities and other related matters as you may reasonably request and such counsel shall have received such documents and information as they request to enable them to pass upon such matters.

          (c) On the Closing Date there shall have been furnished to the Representative the opinion (addressed to the Representative) of Jeffrey R. Pendergraft, Esq., Vice President and General Counsel for the Company, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters, to the effect that:

          (i) each of the Company and [Lyondell Refining Company, ________ and __________] (individually, a "Subsidiary" and collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Prospectus as amended or supplemented, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, so as to require such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and the Subsidiaries taken as a whole;

          (ii) all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus as amended or supplemented, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned
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     subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

          (iii) the Company's authorized equity capitalization is as set forth in the Final Prospectus as amended or supplemented; and the Securities conform in all material respects to the description thereof contained in the Final Prospectus as amended or supplemented;

          (iv) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

          (v) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, which are material to the Company and its subsidiaries taken as a whole and of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus as amended or supplemented, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus as amended or supplemented, or to be filed as an exhibit, which is not described or filed as required; and the statements in the Company's Annual Report on Form 10-K for the Year Ended December 31, 1994 under the headings "Legal Proceedings" and, to the best knowledge of such counsel, "Environmental Matters"
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     fairly summarize in all material respects the matters therein described;

          (vi) the Registration Statement has become effective under the Act; any required filing of the Final Prospectus, and any supplements thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Final Prospectus as amended or supplemented (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as amended or supplemented includes any untrue statement of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (vii) this Agreement has been duly authorized, executed and delivered by the Company;

          (viii) to the best knowledge of such counsel no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

          (ix) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms
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     hereof will conflict with, result in a breach of, or constitute a default under the charter or by-laws of the Company or the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any order or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

          (x) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (c) include any supplements thereto at the Closing Date.

          (d) There shall have been furnished to the Representative a certificate of the Company, dated the Closing Date and addressed to the Representative, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company to the effect that:
(i) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the Closing Date as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened; and (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus as amended or supplemented, there has been no material adverse change in
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the condition (financial or other), earnings, business or properties of the
Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Prospectus as amended or supplemented.

          (e) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease of the character specified in the letter or letters referred to in paragraph (f) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, in the judgment of the Underwriters, so materially impairs the investment quality of the Securities as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

          (f) At the Execution Time and on the Closing Date, the Representative shall have received a letter of Coopers & Lybrand L.L.P., to the effect set forth in Annex I hereto, and including such other matters as the Representative may reasonably request, in form and substance satisfactory to the Representative, dated on each of such dates and addressed to the Representative.

          (g) The Representative shall have been furnished such additional documents and certificates as the Representative or counsel for the Underwriters may reasonably request.

          (h) On or after the Execution Time, (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 438(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible
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                                                                              14

negative implications, its rating of any debt securities of the Company.

          (i) The Company also agrees to comply with such other conditions as may be set forth on Schedule I hereto.

          All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and to counsel for the Underwriters. The Company shall furnish to each Underwriter conformed copies of such opinions, certificates, letters and other documents in such number as such Underwriter shall reasonably request. If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as required by this Agreement, the Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date, by the Underwriters. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

          Unless the parties hereto otherwise agree, the documents required to be delivered by this Section 5 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the Closing Date.

          6. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of one Underwriters' counsel) approved by the Representative that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          7. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless each Underwriter against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Underwriter may become subject, under the Securities Act, the Securities Exchange Act of 1934 or any other Federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Final Prospectus, the Basic Prospectus or the Registration Statement or Final Prospectus as amended or supplemented, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Final Prospectus, the Basic Prospectus or the Registration Statement or Final Prospectus as amended or supplemented a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse each Underwriter promptly after receipt of invoices from such Underwriter for any legal or other expenses as reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending against any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided, however, that the Company shall not be liable under this paragraph 7(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information (to the extent described in Section 12 hereof only) furnished to the Company through the Underwriters specifically for use in the preparation of the Registration Statement, any Preliminary Final Prospectus, the Basic Prospectus or the Registration Statement or Final Prospectus as amended or supplemented.

          (b) Each Underwriter severally, but not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter; provided, however, that such indemnification or reimbursement shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information (to the extent described in Section 12 hereof only) furnished to the Company by such Underwriter specifically for use in the preparation thereof.

          (c)  Promptly after receipt by any indemnified party under subsection
(a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure so to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against any indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then the indemnifying party shall, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, as set forth in the table on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this subsection
(d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this subsection (d), no persons guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it with respect to which contribution may be sought, it shall promptly give written notice of such service to the party from whom contribution may be sought, but the omission so to notify such party of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in subsection (c) hereof).

          (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have, and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Securities Act;

and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

          8. Default by an Underwriter. If an Underwriter shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount or number of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter agreed but failed to purchase; provided, however, that in the event that more than one Underwriter shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriters and such failure to purchase shall constitute a default in the performance of their obligations under this Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter of the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          9. Effective Date and Termination. (a) The Underwriters shall notify the Company immediately after they have taken any action which causes this Agreement to become effective. Until this Agreement is effective, it may be terminated by the Company by giving notice as hereinafter provided to the Underwriters, or by the Underwriters by giving notice as hereinafter provided to the Company, except that the provisions of Section 4(g) and Section 7 shall at all times be effective. For purposes of this Agreement, the release of the initial public offering of the Securities for sale to the public shall be deemed to have been made when the Underwriters release, by telegram or otherwise, firm offers of the Securities to securities dealers or release for publication a newspaper advertisement relating to the Securities, whichever occurs first.

          (b) This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

          Any notice referred to above may be given at the address specified in
Section 11 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

          10.  Survival of Certain Provisions.  The agreements contained in
Section 7 and the representations, warranties and agreements of the Company contained in Sections 1 and 4 hereof shall survive the delivery of the Securities to the Underwriters hereunder and shall remain in full force and effect, regardless of any investigation made by or on behalf of any indemnified party, and the provisions of Sections 4(g) and 7 shall survive any termination or cancelation of this Agreement.

          11. Notices. Except as otherwise provided in the Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing or by telegraph addressed to the Company at 1221 McKinney Street, Suite 1600, Houston, Texas 77010, Attention:
Vice President and General Counsel; and (b) whenever notice is required by the provisions of this Agreement to be given to the Underwriters, such notice shall be in writing or by telegraph addressed to them, c/o Salomon Brothers Inc., Seven World Trade Center, New York, New York 10048, Attention: ___________.

          12. Information Furnished by Underwriters. The Underwriters severally confirm and the Company agrees that the statements set forth in the last paragraph on the outside cover page, the paragraph containing stabilization information on the inside cover page and the statements under the caption "Underwriting" in any Preliminary Final Prospectus and in the Final Prospectus, constitute the only written information furnished by or on behalf of any Underwriter referred to in paragraph (b) of Section 1 hereof and in paragraphs
(a) and (b) of Section 7 hereof.

          13. Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

          14. Definition of "Business Day". For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange is open for trading.

          15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflicts of laws.

          16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                              Very truly yours,



                              LYONDELL PETROCHEMICAL COMPANY


                              By: __________________________
                                  Name:  Russell S. Young
                                  Title: Vice President and
                                          Treasurer


The foregoing Agreement is hereby
confirmed and accepted as of
the date specified in Schedule I hereto.


By:  SALOMON BROTHERS INC.



By:  __________________________
     Name:
     Title:


For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

                                    ANNEX I


          Pursuant to Section 5(f) of the Underwriting Agreement, Coopers & Lybrand L.L.P. shall have furnished to the Representative, a letter or letters, dated respectively as of the Execution Time and as of the Closing Date (which may be in the form of a "bring down" letter), in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder and that they have performed a review of the unaudited interim financial information in accordance with Statement of Auditing Standards No. 71 and stating in effect that:

          (i) in their opinion the audited financial statements and financial statement schedules and pro forma financial statements included in the Registration Statement and the Final Prospectus (including those incorporated therein by reference) and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

          (ii) on the basis of a reading of the latest unaudited financial statements made available by the Relevant Entity (as defined herein) their limited review in accordance with standards established by the American Institute of Certified Public Accountants under Statement of Auditing Standards No. 71 of any unaudited interim financial information as included in the Registration Statement and Final Prospectus (including those incorporated therein by reference); carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors, and any committees of the Relevant Entity the Representative may reasonably request; and inquiries of certain officials of the Relevant Entity who have responsibility for financial and accounting matters of the Relevant Entity as to transactions and events subsequent to the date of the most recent financial statements included in the Final Prospectus, nothing came to their attention which caused them to believe that:

               (1) any unaudited financial statements included in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to registration statements on Form S-3; or said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Final Prospectus; or

               (2) with respect to the period subsequent to the date of the most recent financial statements (other than capsule information), audited or unaudited, included or incorporated in the Registration Statement and the Final Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt, less current maturities, of the Relevant Entity or capital stock of the Relevant Entity or decreases in the total stockholders' equity of the Relevant Entity or other balance sheet items the Representatives may reasonably request as compared with the amounts shown on the most recent financial statements included or incorporated in the Registration Statement and the Final Prospectus to such specified date, or there were any decreases, as compared with the corresponding period in the preceding year or the preceding quarter in net revenues or income before income taxes or in total or per share amounts of net income of the Relevant Entity or any other income statement items as the Representatives may reasonably request, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

               (3) the information included in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Date), Item 302 (Supplementary Financial Information) and
          Item 402 (Executive Compensation), and Item 503 (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Relevant Entity) set forth in the Registration Statement and the Final Prospectus, including the information in Items 1, 2, 6, 7 and 11 of any Annual Report on Form 10-K, included or incorporated in the Registration Statement and the Final Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in any Relevant Entity's Quarterly Reports on Form 10-Q, if any, incorporated in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Relevant Entity, excluding any questions of legal interpretation; and

          (iv) if unaudited pro forma financial statements are included or incorporated in the Registration Statement or the Final Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Relevant Entity and the acquired entity who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

          References to the Final Prospectus in this Annex I include any supplement thereto at the date of the letter.

          As used in Annex I, the "Relevant Entity" means any entity whose financial statements are included or incorporated by reference in the Registration Statement or the Final Prospectus which may include, without limitation, the Company.

                                   SCHEDULE I



Underwriting Agreement dated ____________, 1996

Underwriters:                                    Salomon Brothers Inc
                                               Seven World Trade Center
                                               New York, New York 10048
                                              Fax Number (212) 783-1752

                                                  _________________
Title of Securities:

Principal Amount:

Interest Rate:

Purchase Price:

Offering Price:

Interest Payment Dates:

Optional Redemption:

Sinking Fund Provisions:

Delayed Delivery:

Closing Date and Time:

Additional Covenants                    [The Company shall not offer, sell,
  Pursuant to                           contract to sell or otherwise dispose
  Section 4:                            of any debt securities of the Company
                                        in an offering to the public (or in a
                                        private offering in which holders of
                                        debt securities are granted rights to
                                        have such debt securities registered
                                        under the Act or to exchange such
                                        debt securities for other debt
                                        securities that are so registered)
                                        from the date hereof until the first
                                        business
                                        day following the Closing Date,
                                        without the prior written consent of
                                        Salomon Brothers Inc.]



Additional Covenants                    [At or prior to the Closing Date, the
  Pursuant to                           Officers' Certificates, Opinions of
  Section 5:                            Counsel and any other document
                                        necessary in order to validly issue
                                        the Securities pursuant to the terms
                                        of the Indenture dated as of
                                        __________, 1996 between the Company
                                        and ______________, as Trustee, shall
                                        have been executed and delivered.]

                                  SCHEDULE II


                                                      Principal Amount
                                                      of ____________
Underwriter                                           To Be Purchased
-----------                                           ----------------

Salomon Brothers Inc..                                $
____________________..                                $
   Total..............                                $